As filed with the Securities and Exchange Commission on June 13, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GOLD STANDARD VENTURES CORP.
(Exact name of Registrant as Specified in its Charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or Organization)	(I.R.S. Employer Identification No.)

Suite 610 – 815 West Hastings Street,
Vancouver, B.C., Canada V6C 1B4
(604) 669-5702
 (Address and telephone number of Registrant’s principal executive offices)

Gold Standard Ventures (US) Inc.
2135 Industrial Way, Suite A
Elko, Nevada, 89801
(775) 738-9572
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:

Jonathan T. Awde	Gregory T. Chu, Esq.	Bruce A. Rich, Esq.
Gold Standard Ventures Corp.	Gregory T. Chu, A Law Corporation	Carter Ledyard & Milburn LLP
Suite 610 – 815 West Hastings Street	Suite 650 - 1188 West Georgia Street	2 Wall Street
Vancouver, B.C. V6C 1B4	Vancouver, B.C. V6E 4A2	New York, NY 10005
(604) 669-5702	(604) 628-5005	(212) 238-8895

Approximate date of commencement of proposed sale to the public: _________, 2014

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)(3)(5)	Proposed maximum aggregate price per unit(3)	Proposed maximum aggregate offering price(3)(4)(5)	Amount of Registration Fee(3)
Common Shares, no par value
Warrants
Share Purchase Contracts
Subscription Receipts
Units
Total (USD)	$50,000,000		$50,000,000	$6,440.00

(1)
This registration statement covers offers, sales and distributions of an indeterminate number of registered securities which the registrant may from time to time issue at indeterminate prices.  The aggregate maximum offering price of all securities covered by this registration statement will not exceed $50,000,000.  Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder.

(2)
The securities that may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act, such additional number of our Common Shares that may become issuable as a result of any stock split, stock dividends or similar event.

(3)
Pursuant to General Instruction II.C. of Form F-3, the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)
The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed $50,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies.

(5)	Includes consideration to be received by the Registrant, if applicable, for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 13, 2014

PROSPECTUS

GOLD STANDARD VENTURES CORP.

$50,000,000
Common Shares
Warrants to Purchase Common Shares
Share Purchase Contracts
Subscription Receipts
Units

We may offer and sell from time to time up to an aggregate of $50,000,000 of common shares (issued separately or upon exercise of warrants, the “Common Shares”), common share purchase warrants (“Warrants”), share purchase contracts (“Share Purchase Contracts”), subscription receipts (“Subscription Receipts”) and units (“Units”) (all of the foregoing collectively, the “Securities”) or any combination of such Securities in one or more issuances.  The specific terms of any Securities offered will be described in supplements to this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” carefully before you purchase our securities. This Prospectus may not be used to offer Securities unless accompanied by a Prospectus Supplement which includes a description of the method and terms of that offering.

We may offer and sell these Securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The Prospectus Supplement for each offering of Securities will describe in detail the plan of distribution. If underwriters, dealers and agents are used to sell these Securities, we will name them and describe their compensation in a Prospectus Supplement.  See “Plan of Distribution” and “About this Prospectus” for more information.

Our outstanding Common Shares are listed for trading in the United States on the NYSE MKT, LLC (the “NYSE MKT”), and in Canada on the TSX Venture Exchange (the “TSXV”), in each case under the symbol “GSV”.  On June 12, 2014, the last reported sale price of our Common Shares on the NYSE MKT was $0.67  per Common Share and on the TSXV was Cdn$0.72 per Common Share. There is no market through which the Securities, other than the Common Shares, may be sold, and we do not expect such markets will develop.

The aggregate market value of our outstanding  equity held by non-affiliates on June 12, 2014 was approximately $61,396,000. We have not issued any securities pursuant to Instruction I.B.5 of Form F-3 during the 12 calendar month period that ends on and includes the date hereof.

 Investing in our Securities involves risks. Prior to purchasing our Securities, you should carefully consider the risk factors that will be described in any applicable Prospectus Supplement and the risk factors described in our filings with the Securities and Exchange Commission, as explained under the heading “Risk Factors” on page 4 of this Prospectus.

Neither the United States Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these Securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

 The date of this Prospectus is                  , 2014.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
CURRENCY AND EXCHANGE RATE INFORMATION	2
WHERE YOU CAN FIND MORE INFORMATION	2
DOCUMENTS INCORPORATED BY REFERENCE	3
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	7
CAUTIONARY NOTE FOR U.S. INVESTORS REGARDING RESERVE AND RESOURCE ESTIMATES	7
THE COMPANY	8
USE OF PROCEEDS	8
DESCRIPTION OF COMMON SHARES	9
DESCRIPTION OF WARRANTS	10
DESCRIPTION OF SHARE PURCHASE CONTRACTS	11
DESCRIPTION OF SUBSCRIPTION RECEIPTS	11
DESCRIPTION OF UNITS	12
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	12
PLAN OF DISTRIBUTION	12
ENFORCEMENT OF CIVIL LIABILITIES	14
LEGAL MATTERS	15
EXPERTS	15

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement on Form F-3 that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $50,000,000. This Prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this process, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering, including a description of any risks relating to the offering if those terms and risks are not described in this Prospectus.  A Prospectus Supplement may also add, update, or change information contained in this Prospectus.  If there is any inconsistency between the information in this Prospectus and the applicable Prospectus Supplement, you should rely on the information in the Prospectus Supplement.

Before investing in our Securities, please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated by reference into this Prospectus, as listed under “Documents Incorporated by Reference,” and the additional information described below under “Where You Can Find More Information.”

The financial information incorporated by reference or otherwise contained in this Prospectus are stated in Canadian Dollars and have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee, and thus may not be comparable to the financial statements of U.S. companies.

We may sell Securities to or through underwriters or dealers, and we may also sell Securities directly to other purchasers or through agents.  To the extent not described in this Prospectus, the names of any underwriters, dealers, or agents retained by us in the sale of the Securities covered by this Prospectus, the principal amounts or number of shares or other Securities, if any, to be purchased by such underwriters or dealers, and the compensation, if any, of such underwriters, dealers, or agents will be described in a Prospectus Supplement.

Owning our Securities may subject you to tax consequences in the United States. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this Prospectus or a Prospectus Supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell the Securities and is not soliciting an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. You should assume that the information contained in this Prospectus and in any applicable Prospectus Supplement is accurate only as of the date on the front cover of this Prospectus or Prospectus Supplement, as applicable, and the information incorporated by reference into this Prospectus or any Prospectus Supplement is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

Our principal executive office is located at Suite 610 – 815 West Hastings Street, Vancouver, B.C., Canada V6C 1B4, phone (604) 669-5702.

In this Prospectus, unless the context otherwise requires, references to “Gold Standard,” the “Company,” “we,” “us,” or “our” refers to Gold Standard Ventures Corp. and/or our wholly owned subsidiaries.

CURRENCY AND EXCHANGE RATE INFORMATION

Unless otherwise stated, currency amounts in this Prospectus are stated in Canadian dollars. References in this Prospectus to “$” are to Canadian dollars and references to “U.S. $” are to U.S. dollars. The consolidated financial statements incorporated by reference into this Prospectus and the documents incorporated by reference into this Prospectus, and the financial data derived from those consolidated financial statements included in this Prospectus, are presented in Canadian dollars.

The following table lists, for each period presented, the high and low exchange rates, the average of the exchange rates during the period indicated, and the exchange rates at the end of the period indicated, for one Canadian dollar, expressed in United States dollars, based on the noon exchange rate published by the Bank of Canada.

	Year Ended December 31,
	2013	2012	2011
High	1.0204	1.0310	1.0630
Low	0.9345	0.9615	0.9383
Average	0.9709	1.0000	1.0110
Period End	0.9401	1.0042	0.9833

The following table sets forth the high and low exchange rates for one Canadian dollar expressed in terms of one U.S. dollar for the past six months:

Month	High	Low

May 2014	0.9247	0.9085
April 2014	0.9210	0.9046
March 2014	0.9120	0.8889
February 2014	0.9131	0.8986
January 2014	0.9423	0.8952
December 2013	0.9454	0.9348
November 2013	0.9602	0.9437

On June 12, 2014, the last trading day before the filing of this Prospectus, the noon exchange rate, as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars, was $1.00 equals U.S. $0.9216.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the United States Securities Exchange Act of 1934 (the “Exchange Act”) and, accordingly, we file reports with and furnish other information to the SEC.  As a “foreign private issuer”, for SEC reporting requirements, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act, and we file an annual report and periodic reports of information reported in Canada and are not subject to Exchange Act reporting for U.S. domestic issuers. Under the Exchange Act, we are not required to publish financial statements as frequently or as promptly as U.S. companies. You may read and copy any document that we have filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC by paying a fee. You should call the SEC at 1-800-SEC-0330 or access its web site at www.sec.gov for further information about the public reference room. The SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system at www.sec.gov contains all public documents that we file electronically with the SEC.  All Internet references in this Prospectus are inactive textual references and we do not incorporate website contents into this Prospectus.

We are also a reporting issuer in British Columbia, Canada and are required to file through the System for Electronic Document Analysis and Retrieval (SEDAR), the Canadian equivalent of the SEC’s EDGAR system, at www.sedar.com, periodic reports, including audited annual financial statements and unaudited quarterly financial statements, material change reports and management proxy circulars and related materials for annual and special meetings of our shareholders. In addition, substantially all of the disclosure materials that we file with the SEC are also available on SEDAR.

We have filed with the SEC under the United States Securities Act of 1933 (the “Securities Act”) a registration statement on Form F-3, of which this Prospectus is a part. This Prospectus does not contain all of the information set forth in such registration statement, and you should refer to the registration statement and its exhibits to read that information. For further information about us and our Common Shares, you are encouraged to refer to the registration statement and to the exhibits filed with it. Statements contained in this Prospectus as to the provisions of documents filed as exhibits are not necessarily complete, and in each instance reference is made to the copy so filed that is included as an exhibit to the registration statement, and each such statement in this Prospectus is qualified in all respects by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with or furnished to the SEC are specifically incorporated by reference into, and form a part of, this Prospectus:

•
our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, which includes our consolidated statements of financial position as at December 31, 2013 and 2012, our consolidated statements of comprehensive loss for the years ended December 31, 2013, 2012 and 2011, our consolidated statements of changes in shareholders’ equity for the years ended December 31, 2013, 2012 and 2011, our consolidated statements of cash flows for the years ended December 31, 2013, 2012 and 2011, and notes thereto, together with reports of independent registered accountants, beginning on page F-1 of the Form 20-F, and our management’s discussion and analysis included as Item 5- “Operating and Financial Review and Prospects,” furnished to the SEC on April 29, 2014  [File No. 000-51236];

•
our unaudited condensed interim consolidated financial statements for the three months ended March 31, 2014 and 2013, included as Exhibit 99.1 to our Report on Form 6-K, furnished to the SEC on May 16, 2014;

•	our management discussion and analysis for the three months ended March 31, 2014 and 2013, included as Exhibit 99.2 to our Report on Form 6-K, furnished to the SEC on May 16, 2014;

•
our material change report, dated June 5, 2014, describing the proposed sale of non-core early exploration stage assets to Tanqueray Exploration Ltd. (“Tanqueray”) and changes in management and our technical team, and also the independent registered public accountants’ audit report containing a going concern explanatory note, included as Exhibit 99.1 to our Report on Form 6-K, furnished to the SEC on June 6, 2014;

•
our press release, dated May 30, 2014, reporting the sale of non-core assets to Tanqueray in exchange for a combination of cash and shares, and the resignation of David C. Mathewson as the Vice-President, Exploration and a director and the appointment of Mac Jackson, Jr. as our new Vice President, Exploration, included as Exhibit 99.2 to our Report on Form 6-K, furnished to the SEC on June 6, 2014;

•
our press release, dated June 5, 2014, announcing an update on the Pinion drilling, and also the postponement of our annual general meeting, the report by our independent registered public accountants to our 2013 audited consolidated financial statements having a going concern explanatory note, and the transition payments to a former employee (mentioned in the May 30 press release), included as Exhibit 99.3 to our Report on Form 6-K furnished to the SEC on June 6, 2014;

•
our material change report, dated May 15, 2014, reporting assays from certain historic drill holes from the Pinion Deposit not previously assayed for gold obtained from Scorpio Gold Corporation (“Scorpio”), as part of our acquisition of the remaining interests in the Pinion Deposit, included as Exhibit 99.1 to our Report on Form 6-K, furnished to the SEC on May 16, 2014;

•
our press release, dated April 29, 2014, announcing the commencement of drilling on Pinion oxide gold deposit in Nevada’s Carlin Trend, included as Exhibit 99.1 to our Report on Form 6-K, furnished to the SEC on April 29, 2014;

•
our material change report, dated March 5, 2014, announcing the closing of our marketed private placement offering of units for gross proceeds of approximately $11 million and the acquisition of the remaining interests in the Pinion Deposit from Scorpio, included as Exhibit 99.1 to our Report on Form 6-K, furnished to the SEC on March 6, 2014;

•
our material change report, dated March 3, 2014, clarifying and retracting certain technical disclosure relating to our Railroad-Pinion Project from information contained in our website, corporate presentations, public filings and investor material, included as Exhibit 99.1 to our Report on Form 6-K, furnished to the SEC on March 3, 2014;

•
our material change report, dated February 6, 2014, announcing a $10 million marketed private placement of our units, included as Exhibit 99.1 to our Report on Form 6-K, furnished to the SEC on February 6, 2014;

•
our material change report, dated January 28, 2014, announcing our entry into a binding letter of intent to acquire the remaining interests in the Pinion Deposit situated contiguous to the south of our Railroad Project from Scorpio included as Exhibit 99.1 to our Report on Form 6-K, furnished to the SEC on January 29, 2014;

•
our material change report, dated January 23, 2014, reporting metallurgical results from the Bald Mountain gold-copper oxide target and assay results from drill holes RRB 13-02 and RRB 13-03 within the Central Bullion area of the Railroad Project, included as Exhibit 99.1 to our Report on Form 6-K, furnished to the SEC on January 24, 2014;

•
our material change report, dated January 22, 2014, reporting assay results from drill hole RR13-14 on the North Bullion deposit on our Railroad Project and preliminary metal metallurgical result from such deposit, included as Exhibit 99.1 to our Report on Form 6-K, furnished to the SEC on January 23, 2014;

•
our Management Information Circular dated May 17, 2013 in connection with our annual meeting of shareholders held on June 26, 2013, included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on May 29, 2013;

•	our Form 8-A registration statement furnished to the SEC on June 21, 2012;

•
the description of our Common Shares set forth in our registration statement on Form 20-F, filed with the SEC on July 28, 2011, including any further amendment to such registration statement or report filed for the purpose of amending such description; and

•
our Shareholders Right Plan Agreement, dated June 1, 2011, with Computershare Trust Company of Canada, included as Exhibit 2.1 to our registration statement on Form 20-F, filed with the SEC on July 28, 2011.

In addition, all documents that we file or furnish to the SEC pursuant to the Exchange Act after the date of this Prospectus and prior to the completion or termination of this offering shall be deemed to incorporated by reference into this Prospectus (and in case of a Form 6-K, if and to the extent expressly provided in such report). Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this Prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this Prospectus.

Any statement contained in a document incorporated by reference into this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this Prospectus modifies or supersedes that statement. The modified or superseded statement need not state that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Any such statement so modified or superseded shall not be deemed in its unmodified or superseded form to constitute a part of this Prospectus.

Any person receiving a copy of this Prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this Prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive office, Suite 610 – 815 West Hastings Street, Vancouver, B.C., Canada V6C 1B4, Attention: Richard S. Silas, Secretary, (604) 669-5702.  The information on our website is not incorporated into and does not form a part of this Prospectus.

RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks. Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities. Before making an investment decision, you should carefully consider the risk factors below as well as the risk factors incorporated by reference to our Annual Report on Form 20-F for the fiscal year ended December 31, 2013, and the other information contained in this Prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any applicable Prospectus Supplement.  Each of the referenced risks and uncertainties mentioned below and incorporated by reference herein could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of our Securities.  The risks mentioned below are not intended to represent a complete list of the risks that could affect us. Additional risks and uncertainties not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our Securities, which could cause investors to lose part or all of their investment.

We have a limited operating history

We have a limited history of operations and all of our properties are in the exploration stage.  In May 2014, we entered into a letter of intent to sell our entire portfolio of non-core early stage exploration assets to concentrate our efforts on the Railroad-Pinion Project on Nevada’s Carlin Trend.  We have not generated any operating revenues. As such, we are subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel and lack of revenues.

We have a history of losses and negative operating cash flow and expect to incur losses for the foreseeable future.

We have not been profitable since our inception, have had a negative cash flow from operational activities and do not expect to generate revenues in the foreseeable future.  For the fiscal year ended December 31, 2013 and for the three months ended March 31, 2014, we had net losses of $4,357,959 and $3,811,433 (including a write down of $1,401,452 in exploration and evaluation costs), respectively.  At March 31, 2014, we had an accumulated deficit of $20,944,297  To become profitable, we must first establish commercial quantities of mineral reserves on our properties, and then either develop such properties or locate and enter into agreement with third party operators to bring such properties into production.  Mineral exploration and development involves a high degree of risk that even a combination of careful evaluation, experience and knowledge cannot eliminate, and few properties that are explored are ultimately developed into producing mines.  In the event we undertake development activity on any of our properties, there is no certainty that we will produce revenue, operate profitably or provide a return on investment in the future.  It could be years before we receive any revenues from the production of gold or other precious metals, if ever.

We may not be able to continue as a going concern

We have limited financial resources and no operating revenues.  To maintain our existing interest in the Railroad-Pinion Project and other projects, we have contractually agreed to make certain expenditures and debt servicing on the properties.  The report of the independent registered public accountants to our consolidated financial statements for the fiscal year ended December 31, 2013 contained a note that indicated the existence of material uncertainties that raised substantial doubt about our ability to continue as a going concern.

As of March 31, 2014, we had cash on hand of $2,324,996 (unaudited) and a working capital deficiency of $608,325 (unaudited), after taking into account the $2,500,000 secured promissory note due to Scorpio Gold Corporation ("Scorpio") on March 4, 2015, see "Use of Proceeds." While such cash position should enable us to carry out a small portion of the recommended Phase 1 work program on the Railroad-Pinion Project, we will require additional capital to fund the full cost of Phase 1.

If we raise additional funding through equity financings, our current shareholders will suffer dilution and the price of our Common Shares may decrease.

Given our current stage of development, we believe the most realistic source of funds presently available to us is through the sale of equity capital. While there are no assurances we will be able to raise additional financing on reasonably commercial terms or at all, any sale of equity capital will result in dilution to existing shareholders and the price of our Common Shares may decrease.

Management will have discretion over the use of proceeds from the sale of Securities.

Our management will have certain discretion over the use of proceeds of any offering of Securities as well as the timing of expenditures. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities. Management may use the net proceeds of any offering of Securities in ways that an investor may not consider optimal. The results and effectiveness of the application of the net proceeds of any offering of Securities are uncertain.  See "Use of Proceeds".

There is no active, stable market for the Common Shares.

Our Common Shares are listed on and on the NYSE-MKT in the United States and the TSXV in Canada.  During the past year, trading in the Common Shares has, at times, been limited, sporadic and subject to large fluctuations in market price. There can be no assurance that an active, stable market will develop or be sustained in the future.  If an active, stable public market for the Common Shares does not develop in the future, or if developed, is not sustained, the liquidity of the Common Shares may be limited.  The liquidity of the trading market in the Common Shares, and the market price for the Common Shares, may be adversely affected by, among other things:

•	changes in our financial performance or prospects;
•	changes or perceived changes in our creditworthiness;
•	prospects for companies in the industry generally;
•	the number of holders of the Common Shares;
•	the interest of securities dealers in making a market for the Common Shares; and
•	prevailing interest rates.

The stock market in general, and the market for mining company stocks in particular, has historically experienced significant price and volume fluctuations. Volatility in the market price for a particular issuer’s securities has often been unrelated to the operating performance of that issuer. As a result of any of these factors, the market price of the Common Shares at any given point in time may not accurately reflect our long-term value.

Our Common Shares are subject to maintaining NYSE MKT requirements which could affect the continued listing.

Failure to meet the applicable maintenance requirements of the NYSE MKT could result in our Common Shares being delisted from the NYSE MKT.  For continued listing, the NYSE MKT requires, among other things, an issuer which has continuing losses from operations to maintain certain levels of shareholders equity, subject to other tests involving market capitalization, assets and shareholdings.  We are seeking additional equity capital to fulfill the NYSE MKT requirements.  The NYSE MKT may allow an issuer up to 18 months to regain compliance with its maintenance requirements.

In the event we are delisted from the NYSE MKT, our Common Shares may be eligible for trading on the over-the-counter market in the United States. However, the over-the-counter market will likely have less liquidity and more price volatility than the NYSE MKT, possibly resulting in lower prices that could impair future financings.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is no public market for the Warrants, Share Purchase Contracts, Subscription Receipts or Units and, unless otherwise specified in the applicable Prospectus Supplement, we do not intend to apply for listing of these securities on any trading market.  If these Securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and our financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants, Share Purchase Contracts, Subscription Receipts or Units or that a trading market for these securities will develop.

FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference into this Prospectus and any accompanying Prospectus Supplements contain “forward looking statements,” as defined in Section 27A of the Securities Act, and Section 21E of the Exchange Act, that are based on our current expectations, assumptions, estimates, beliefs and projections about us. These forward-looking statements are subject to various known and unknown risks and uncertainties.  Generally, the forward-looking statements can be identified by the use of terminology followed by or that include words such as “seeks”, “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will be taken”, “occur” or “be achieved”, or the negative forms of any of these words and other similar expressions.  Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain.  Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this Prospectus, the documents incorporated by reference in this Prospectus, any applicable Prospectus Supplement, and other publicly available sources.  Such factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.  If one or more of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, believed, expected, estimated or projected. Forward-looking statements are not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are based upon our beliefs, opinions and expectations at the time they are made and speak only as of the date they are made, and we do not assume any obligation to update our forward-looking statements if those beliefs, opinions, expectations or other circumstances should change, except as required by applicable law.

We qualify all the forward-looking statements contained in this Prospectus and the documents incorporated by reference in this Prospectus and any Prospectus Supplement by the foregoing cautionary statements.  For the reasons set forth above, persons should not place undue reliance on forward-looking statements.

CAUTIONARY NOTE FOR U.S. INVESTORS REGARDING RESERVE AND RESOURCE ESTIMATES

The disclosures in this Prospectus and the documents incorporated by reference have been, and any Prospectus Supplement will be, prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws.  Disclosure, including scientific or technical information, has been made in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101").  NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards under NI 43-101 differ significantly from the standards in the SEC Industry Guide 7 under Regulation S-K of the Securities Act.

In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserve".  Under United States standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or issuance imminent in order to classify mineralized material as reserves under SEC standards. In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined under SEC Industry Guide 7, and these terms or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by United States standards are normally not permitted to be used in reports and registration statements filed with the SEC.  United States investors should also understand that "measured mineral resources", "indicated mineral resources" and "inferred mineral resources" have a great amount of uncertainty as to their existence and as to their economic and legal feasibility.  Investors are cautioned not to assume that any part, or all, of the mineral deposits in these categories will ever be converted into mineral reserves. In accordance with Canadian rules, estimates of "inferred mineral resources" cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable, or that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. In addition, the definitions of "proven" and "probable mineral reserves" used in NI 43-101 differ from the definitions in the SEC Industry Guide 7. Disclosure of "contained ounces" is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute reserves as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus, any documents incorporated by reference herein and any Prospectus Supplement containing descriptions of our mineral properties may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

THE COMPANY

We are a Canadian-based mineral exploration company engaged, through our subsidiaries, in the identification, acquisition, evaluation and exploration of gold-bearing mineral resource properties in Nevada, U.S. We are in the exploration stage as none of our properties is currently in production.

Our flagship property is the Railroad-Pinion project located in Elko County, Nevada (the “Railroad-Pinion Project”).  The Railroad-Pinion Project is an early to intermediate stage prospective gold exploration target, with a favorable structural, geological and stratigraphic setting, comprising approximately 28,553 gross acres (11,555 hectares) within the Railroad and Pinion districts at the southeast end of the Carlin Trend of north-central Nevada.  Over the past three years, we have explored the Railroad portion of the Railroad-Pinion Project for Carlin style gold mineralization through the execution of an aggressive and on-going geological model-driven exploration program that includes geological mapping, geochemical sampling, geophysical surveys and drilling.  This work has confirmed and expanded previously identified zones of mineralization and has resulted in the discovery of several new zones and styles of mineralization.  In addition, our March 2014 acquisition of the Pinion Deposit and surrounding area represents an important near surface exploration target with a number of historic, non-NI 43-101 compliant historic resource calculations.  Our primary objective at the Railroad-Pinion Project is to continue to explore the area with the goal of delineating a NI 43-101 compliant resource and establishing reserves thereon.

In addition to the Railroad-Pinion Project, we hold or control a 100% undivided interest in the Crescent Valley North (“CVN”) and Camp Douglas Projects.  They are early stage gold, silver and/or copper exploration projects located in north-central Nevada.  In May 2014, we entered into a binding letter of intent to sell our entire portfolio of non-core assets, including our interests in the CVN and Camp Douglas Projects, to Tanqueray Exploration Ltd, (TSXV: TQY) for $150,000 and 60,000,000 shares of Tanqueray Common Stock, representing approximately 88% of its shares to be outstanding after the closing.  Upon entry into the letter of intent, David Mathewson resigned as our director and VP of Exploration and is to be VP Exploration and Interim President and CEO of Tanqueray.  The closing is occur on or about August 15, 2014, subject to certain conditions, including Exchange approval.  This sale was based upon our strategic decision to concentrate on the Railroad-Pinion Project, as described in “Use of Proceeds.”

USE OF PROCEEDS

The net proceeds that we receive from the sale of Securities, the proposed use of those proceeds and the specific business objectives which we expect to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement. We are making this offering concurrently with a registered offering in the provinces of British Columbia, Alberta and Ontario, Canada for up to U.S. $50 million of Securities. Any Securities sold in the Canadian offering will reduce the amount of Securities sold hereunder; however, the net proceeds of the Securities sold in Canada would be used for the same purposes as the use of proceeds herein.

The principal portion of the net proceeds will be devoted to the exploration and, if warranted, the development of the Railroad-Pinion Project, including completion of the Phase 1 work program recommended in a March 31, 2014 updated NI 43-101 compliant technical report titled “Technical Report on the Railroad and Pinion Projects Elko County, Nevada USA” (the “Railroad-Pinion Report”).  The Phase 1 program includes a total of 156,000 feet (47,550 m) of a combination of RC and core drilling at a variety of targets across the Railroad-Pinion Project area including additional in-fill and step-out drilling at the North Bullion, Bald Mountain and Central Bullion target areas and drilling to confirm and potentially expand upon the results of historical drilling at the Pinion Deposit for a total cost of $14,175,000. Other recommended property wide activities include geological mapping, geochemical sampling, ground and airborne geophysical surveys, further density and metallurgical test work along with geological modeling leading to resource estimation and preliminary engineering and environmental studies. The estimated cost to conduct these studies is $1,075,000 and along with a contingency of 10%, yields an overall budget to complete the recommended work of $16,775,000, with the amount of work to be undertaken related to the availability of capital.

Depending upon the outcome of the Phase 1 work program, our financial requirements at the time, the availability of other funds and the timing and size of the offering, we may use the proceeds from the sale of Securities to carry out additional exploration and development work on the Railroad-Pinion Project.

In addition, we expect to use a portion of the proceeds to pay the principal and interest on the $2,500,000 promissory note due to Scorpio on March 4, 2015. This note represents the balance of the closing purchase price payable by us to Scorpio in connection with our March 2014 acquisition of the remaining interests in the Pinion Deposit.

We intend to use the funds as described above and as set forth in the applicable Prospectus Supplement based on budgets approved by our board of directors and consistent with established internal control guidelines and the Railroad-Pinion Report. However, we caution that while the recommended work program and budget set out in the Railroad-Pinion Report represents our current proposed work program and the estimated costs of accomplishing the various objectives set out therein, we expect the actual work and final costs required to accomplish these objectives will differ in ways which we cannot yet determine.  The Phase 1 work program recommended in the Railroad-Pinion Report should not be regarded as a final statement of what work will actually be carried out and the costs associated therewith.  Furthermore, there may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent.  Accordingly, our management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that we spend in connection with each of the intended use of proceeds may vary significantly from the amounts specified above and will depend on a number of factors, including those referred to in “Risk Factors.”

Currently we generate no operating revenue from the exploration activities on our properties and have negative cash flow from operating activities.  We expect that we will continue to have negative cash flow until such time that commercial production, if any, is achieved at the Railroad-Pinion Project or one of our other projects. We anticipate that a portion of the net proceeds from the sale of Securities will be used to fund negative cash flow from operating activities, the extent of which will depend on a number of factors, including our financial requirements at the time, the availability of other funds and the timing and size of the offering. Such anticipated use will be set forth in the applicable Prospectus Supplement.  We have a history of net losses and negative operating cash flow and cannot assure that we will ever be profitable.

All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement.  Pending the use of available funds outlined, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities and other marketable securities.  Specific information concerning the use of proceeds from the sale of any Securities will be included in the Prospectus Supplement relating to such securities.

DESCRIPTION OF COMMON SHARES

We are authorized to issue an unlimited number of Common Shares. As of June 12, 2014, 112,445,113 Common Shares were issued and outstanding.

Our Common Shares are entitled to one vote per share on all matters submitted to a vote of our shareholders, including the election of directors. Except as otherwise required by law, the holders of our Common Shares will possess all voting power. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all Common Shares that are present in person or represented by proxy.  Provisions as to the modification, amendment or variation of the rights attached to our share capital are contained in our articles and the Business Corporations Act (British Columbia). Generally speaking, substantive changes to the share capital require the approval of our shareholders by special resolution (at least 66 2/3% of the votes cast).

The holders of our Common Shares are entitled to such dividends as may be declared from time to time by our board of directors from funds legally available therefor.

Upon liquidation, dissolution or winding up of our company, holders of Common Shares are entitled to receive pro rata our assets, if any, remaining after payments of all debts and liabilities.  No Common Shares have been issued subject to call or assessment.  Our articles do not include any pre-emptive or conversion right or any provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds or any restrictions on the issuance of additional Common Shares or other securities attaching to our Common Shares.

In the event of any merger or consolidation with or into another company in connection with which our Common Shares are converted into or exchangeable for shares, other securities or property (including cash), all holders of our Common Shares will be entitled to receive the same kind and amount of shares and other securities and property (including cash).

On June 1, 2011, we adopted a shareholder rights plan (the ‘‘Rights Plan’’) for the purpose of encouraging potential offerors seeking to make a takeover bid for us to comply with certain minimum conditions or be subject to the dilutive features of the Rights Plan in an effort to achieve fair and equal treatment of our shareholders. The Rights Plan provides that one ‘‘right’’ attaches to each outstanding Common Share, and also one right for each subsequently issued Common Share, entitling the holder to purchase, in the prescribed circumstances and subject to exceptions, additional Common Shares in accordance with the terms and conditions of the Rights Agreement dated June 1, 2011 between ourselves and Computershare Trust Company of Canada, as rights agent.  The Rights Plan is to expire on the day that our general meeting of shareholders is held in 2014 (unless extended at such meeting), subject to earlier termination as set forth in the Rights Plan.

There are no indentures or agreements limiting the payment of dividends on our Common Shares and there are no special liquidation rights or subscription rights attaching to our Common Shares.

Dividends

As of the date of this Prospectus, we have not paid any dividends to our shareholders. The declaration of any future dividends will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent factors. We currently do not intend to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our exploration activities.

Transfer Agent And Registrar

Our registrar and transfer agent for our Common Shares is Computershare Trust Company of Canada, located at 510 Burrard Street, Vancouver, British Columbia Canada V5K 1A1.  The co-transfer agent and registrar for the Common Shares in the United States is Computershare Trust Company, N.A., at its office at 3200 Cherry Creek Drive South, Denver, CO, 80209.

Trading of Our Common Shares

Our Common Shares are traded on the NYSE MKT and on the TSVX, in both cases under the symbol “GSV.” On June 12, 2014, the last reported sale price of our Common Shares on the NYSE MKT was U.S. $0.67 per Common Share and on the TSXV was $0.72 per Common Share.

DESCRIPTION OF WARRANTS

We may issue Warrants that entitle the holder to purchase Common Shares.  Warrants may be issued independently or together with Common Shares, and may be attached to or separate from any offered Securities.  As of June 12, 2014, we had outstanding a total of 7,594,428 Warrants, each Warrant entitling the holder to purchase one Common Share at an exercise price of $1.00 on or before March 4, 2016.

Subject to applicable securities laws, each series of Warrants may be issued under a separate warrant indenture to be entered into between us and one or more banks or trust companies acting as Warrant agent. The Warrant agent will act solely as our agent and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so. The applicable Prospectus Supplement will include details of the Warrant agreements governing the Warrants being offered. A copy of any warrant indenture relating to an offering of Warrants will be filed by us with the applicable securities regulatory authorities in Canada and the United States after it has been entered into by us.

The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Warrants;
•	the price at which the Warrants will be offered;
•	the currency or currencies in which the Warrants will be offered;
•	the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;
•	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•	the exercise price of the Warrants;
•	the designation, number and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;
•	if the Warrants are issued as a Unit with another Security, the date or dates, if any, on or after which the Warrants and the related Securities will be transferable separately;
•	any minimum or maximum amount of Warrants that may be exercised at any one time;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;
•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;
•	the material United States and Canadian tax consequences of owning the Warrants; and
•	any other material terms or conditions of the Warrants.

Each Warrant will entitle the holder of the Warrant to purchase Common Shares at the exercise price provided in the applicable Prospectus Supplement.  The exercise price may be subject to adjustment upon the occurrence of events described in the applicable Prospectus Supplement.  Holders may exercise Warrants at any time up to the close of business on the expiration date set forth in the applicable Prospectus Supplement.  After the close of business on the expiration date, unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised will be specified in the applicable Prospectus Supplement.

Prior to the exercise of any Warrants to purchase Common Shares, holders of the Warrants will not have any of the rights of holders of the underlying Common Shares, including the right to receive payments of dividends, if any, on the underlying Common Shares, or to exercise any applicable right to vote. We may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue Share Purchase Contracts, including contracts obliging holders to purchase from the us, and for us to sell to the holders, a specified number of Common Shares, at a future date or dates, or similar contracts issued on a "prepaid" basis. Share Purchase Contracts may include installment receipts. The price per Common Share and the number of Common Shares may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a formula set forth in the Share Purchase Contracts. The Share Purchase Contracts may require either the Common Share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require us to make periodic payments to the holders of the Share Purchase Contracts or vice versa, and such payments may be unsecured or refunded on some basis.

The applicable Prospectus Supplement will describe the terms of the Share Purchase Contracts. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts. As required, material United States and Canadian federal income tax considerations applicable to the holders of the Share Purchase Contracts will also be discussed in the applicable Prospectus Supplement.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with Common Shares or Warrants, as the case may be. The Subscription Receipts will be issued under a subscription receipt agreement.

The applicable Prospectus Supplement will include details of the subscription receipt agreement covering the Subscription Receipts being offered.  A copy of the subscription receipt agreement relating to an offering of Subscription Receipts will be filed by us with the applicable securities regulatory authorities in Canada and the United States after it has been entered into by us. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the number of Subscription Receipts;
•	the price at which the Subscription Receipts will be offered;
•	the procedures for the exchange of the Subscription Receipts into Common Shares or Warrants;
•	the number of Common Shares or Warrants that may be exchanged upon exercise of each Subscription Receipt;
•	the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;
•	the terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;
•	the material United States and Canadian federal income tax consequences of owning the Subscription Receipts; and
•	any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF UNITS

We may issue Units comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security included in such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included Security comprising part of such Unit).

The Prospectus Supplement relating to any Units offered hereunder will describe the terms of the Units and the applicable offering, including some or all of the following:

•	the designation and terms of the Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; and
•	whether the Units will be issued in fully registered or global form.

The preceding description and any description of Units in the applicable Prospectus Supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the Unit agreement, if any, and, if applicable, collateral agreements relating to such Units.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Information regarding material United States federal income tax consequences to persons investing in the Securities offered by this Prospectus will be set forth in an applicable Prospectus Supplement.  You are urged to consult your own tax advisors prior to any acquisition of our Securities.

PLAN OF DISTRIBUTION

We may sell the Securities in one or more of the following ways from time to time:

•	through underwriters or dealers for resale to the public or to institutional investors;

•	directly to a limited number of institutional purchasers or to a single purchaser;

•	through agents; or

•	if indicated in the Prospectus Supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means.

The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices. We may only offer and sell the Securities pursuant to a Prospectus Supplement during the period that this Prospectus, including any amendments hereto, remains effective.

Any dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act, and any discounts or commissions they receive from us and any profit they receive on the resale of the offered Securities by them may be treated as underwriting discounts and commissions under the Securities Act.  The terms of the offering of the Securities with respect to which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include:

•	the name or names of any underwriters, dealers, or agents;

•	the purchase price of such Securities and the proceeds to us from such sale;

•	any underwriting discounts, agency fees, and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions that may be allowed or re-allowed or paid to dealers and any Securities exchanges on which the Securities may be listed; and

•	the securities exchange on which the securities may be listed, if any.

If underwriters are used in the sale of Securities, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone.  Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Securities described in the applicable Prospectus Supplement will be subject to certain conditions precedent.  Further, unless otherwise so stated, the underwriters will be obligated to purchase all such Securities if any are so purchased by them.  If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a reasonable effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The Securities may be sold directly by us or through agents designated by us from time to time.  Any agents involved in the offer or sale of the Securities in respect of which this Prospectus is being delivered, and any commissions payable by us to those agents, will be described in the applicable Prospectus Supplement.  Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

We may directly solicit offers to purchase the Securities and may make sales of Securities directly to institutional investors or others.  These persons may be deemed to be underwriters with respect to any resale of the Securities.  To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

If dealers are used in the sale of any Securities, we will sell the Securities to the dealers as principals.  Any dealer may resell the Securities to the public at varying prices to be determined by the dealer at the time of resale.  The name of any dealer and the terms of the transaction will be provided in the Prospectus Supplement with respect to the Securities being offered.

Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase in accordance with a redemption or repayment pursuant to their terms or otherwise by one or more firms, which we refer to as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable.  Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable Prospectus Supplement.

Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed by them.

If indicated in the applicable Prospectus Supplement, we will authorize agents, underwriters, or dealers to solicit offers by certain specified institutions to purchase the Securities to which this Prospectus and the applicable Prospectus Supplement relates from us at the public offering price provided in the applicable Prospectus Supplement, plus, if applicable, accrued interest pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject only to those conditions described in the applicable Prospectus Supplement, and the applicable Prospectus Supplement will provide the commission payable for solicitation of those contracts.

Each series of Securities will be a new issue and, other than the Common Shares, which are listed on the NYSE MKT and TSXV, will have no established trading market. We may elect to list any series of Securities on an exchange or other trading market, and in the case of the Common Shares, on any additional exchange, but unless otherwise specified in the applicable Prospectus Supplement, we are not obligated to do so. Any underwriters to whom Securities are sold for public offering and sale may make a market in the Securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Securities may or may not be listed on a national securities exchange, a foreign securities exchange or other trading market. No assurance can be given as to the activity of trading in, or liquidity of, any of the Securities.

Under agreements that may be entered into by us, underwriters, dealers, agents and remarketing firms who participate in the offer and sale of our Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and applicable Canadian provincial securities legislation, or to contribution with respect to payments that such underwriters, dealers, agents or remarketing firms may be required to make in respect thereof. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any particular offering of Securities, the underwriters or dealers may over-allot or effect any other transactions that are intended to stabilize or maintain the market price of the Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our Securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell Securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any Securities sold will be sold at prices related to the then prevailing market prices for our Securities. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other Securities. The terms of each such agreement will be set forth in more detail in the applicable Prospectus Supplement. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of our Securities. We will describe any such activities in any Prospectus Supplement relating to such at-the-market transaction.

The place, time of delivery, and other terms of the offered Securities will be described in the applicable Prospectus Supplement.

ENFORCEMENT OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated under the laws of the Province of British Columbia, Canada, that many of our officers and directors are residents of countries other than the United States, that some or all of the experts named in this Prospectus are residents of countries other than the United States, and that some of our assets and the assets of said persons are located outside the United States.

In particular, it may be difficult to bring and enforce suits against us or said persons under U.S. federal securities laws. It may be difficult for U.S. holders of our Common Shares to effect service of process on us or said persons within the United States or to enforce judgments obtained in the United States based on the civil liability provisions of the U.S. federal securities laws against us or said persons.  In addition, a shareholder should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us, our officers or directors or other said persons predicated upon the U.S. federal securities laws or other laws of the United States.

LEGAL MATTERS

Gregory T. Chu, A Law Corporation, Vancouver, British Columbia, has provided an opinion on the validity of the Securities offered by this Prospectus  with respect to matters of Canadian law.  Certain legal matters related to this Prospectus will be passed upon on our behalf by Carter Ledyard & Milburn LLP, New York, New York, with respect to matters of United States law. Counsel named in the applicable Prospectus Supplement will pass upon legal matters for any underwriters, dealers or agents.

As at the date hereof, the principals of Gregory T. Chu, A Law Corporation, as a group, beneficially own, directly or indirectly, in the aggregate less than one percent of the outstanding Common Shares.

EXPERTS

Our consolidated financial statements, which comprise the consolidated statements of financial position  for the two years ended December 31, 2013 and 2012  and the consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for the three years ended December 31, 2013, 2012 and 2011  have been incorporated by reference herein in reliance upon the report of Davidson & Company LLP, an independent registered public accounting firm, given upon the authority of that firm as an expert in accounting and auditing.

Information relating to our mineral projects included in our 2013 Annual Report on Form 20-F and other documents, incorporated by reference into this Prospectus, was prepared by, or derived from reports prepared by, Steven R. Koehler, B.Sc., CPG 10216, our Manager of Projects, Michael B. Dufresne, M.Sc., P. Geol., of Apex Geoscience Ltd. (”Apex”), and Andrew Turner, B.Sc., P. Geol., of Apex.  Mr. Koehler is an employee of our company and holds options to purchase less than 10% of our outstanding Common Shares, and Mr. Dufresne and Mr. Turner are each independent consultants retained by us.  This information has been included in reliance on their expertise.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

We are subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”). Under the Act, the articles of incorporation of our company may affect our power or obligation to give an indemnity or pay expenses to the extent that the articles prohibit giving the indemnity or paying the expenses. As indicated below, this is subject to the overriding power of the Supreme Court of British Columbia under Section 164 of the Act.

Our articles provide for the mandatory indemnification of our directors, former directors, and alternate directors, as well as his or her heirs and legal personal representatives, or any other person, to the greatest extent permitted by the Act. The indemnification includes the mandatory payment of expenses actually and reasonably incurred by such person in respect of that proceeding. The failure of a director, alternate director, or officer to comply with the Act or our articles of incorporation does not invalidate any indemnity to which he or she is entitled.

Under Section 160 of the Act, we may, subject to Section 163 of the Act, indemnify an individual who:

•	is or was a director or officer of our company;

•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request; or

•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity;

and includes the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of our company or an associated corporation, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (an “eligible proceeding”) to which the eligible party is or may be liable and we may, subject to section 163 of the Act, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•
if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

•
in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, the Supreme Court of British Columbia may, on application of our company or an eligible party:

•	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

•	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•	make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

We are authorized by our articles to purchase and maintain insurance for the benefit of any eligible person (or his or her heirs or legal personal representatives) including, but not limited to, any of our current or former directors, alternative directors, officers, employees or agents.

We maintain directors’ and officers’ liability insurance coverage through a policy covering the ourselves and our subsidiaries, which has an annual policy limit of $10,000,000 subject to a corporate retention (i.e. deductible) of up to $150,000 per claim. This insurance provides coverage for indemnity payments made by us to our directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and directors in their capacity as such. This policy also provides coverage directly to individual directors and officers if they are not indemnified by us. The insurance coverage for directors and officers has customary exclusions, including acts determined to be uninsurable under laws, or deliberately fraudulent or criminal or to have resulted in personal profit, advantage or remuneration.

We believe that the foregoing laws and provisions of our Articles are necessary to attract and retain qualified officers and directors.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted with respect to our directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

Exhibit	Description

1.1*	Form of Underwriting Agreement with respect to Common Shares
1.2*	Form of Underwriting Agreement with respect to Warrants
1.3*	Form of Underwriting Agreement with respect to Share Purchase Contracts
1.4*	Form of Underwriting Agreement with respect to Subscription Receipts
1.5*	Form of Underwriting Agreement with respect to Units
4.1*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Common Shares
4.2*	Form of Warrant Indenture
4.3*	Form of Share Purchase Contract
4.4*	Form of Subscription Receipt Agreement
4.5*	Form of Unit Agreement (including Form of Unit Certificate)
5.1	Opinion of Gregory T. Chu, A Law Corporation
23.1	Consent of Davidson & Company LLP
23.2	Consent of Steven R. Koehler
23.3	Consent of Michael B. Dufresne
23.4	Consent of Andrew Turner
23.5	Consent of Gregory T. Chu, A Law Corporation (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to this registration statement).
________________
*If applicable, to be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement.

 (5)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada, on this 13th day of June, 2014.

GOLD STANDARD VENTURES CORP.

By:	/s/ Jonathan T. Awde
Name: Jonathan T. Awde
Title: Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan T. Awde and Richard S. Silas, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign this registration statement on Form F-3, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on June 13, 2014.

Signature	Title

/s/ Jonathan T. Awde	Director, President, and Chief Executive Officer
Jonathan T. Awde	(principal executive officer)

/s/ Michael N. Waldkirch	Chief Financial Officer
Michael N. Waldkirch	(principal financial and accounting officer)

/s/ David M. Cole	Director
David M. Cole

/s/ Robert J. McLeod	Director
Robert J. McLeod

/s/ Richard S. Silas	Director
Richard S. Silas

/s/ Jamie D. R. Strauss	Director
Jamie D. R. Strauss

Director
William E. Threlkeld

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Gold Standard Ventures Corp. in the United States, on June 13, 2014.

GOLD STANDARD VENTURES (US) INC.

By:	/s/ Richard Silas
Name: Richard Silas
Title: Secretary

EXHIBIT INDEX

Exhibit	Description

1.1*	Form of Underwriting Agreement with respect to Common Shares
1.2*	Form of Underwriting Agreement with respect to Warrants
1.3*	Form of Underwriting Agreement with respect to Share Purchase Contracts
1.4*	Form of Underwriting Agreement with respect to Subscription Receipts
1.5*	Form of Underwriting Agreement with respect to Units
4.1*	Form of Warrant Agreement (including Form of Warrant Certificate) with respect to Warrants to purchase Common Shares
4.2*	Form of Warrant Indenture
4.3*	Form of Share Purchase Contract
4.4*	Form of Subscription Receipt Agreement
4.5*	Form of Unit Agreement (including Form of Unit Certificate)
5.1	Opinion of Gregory T. Chu, A Law Corporation
23.1	Consent of Davidson & Company LLP
23.2	Consent of Steven R. Koehler
23.3	Consent of Michael B. Dufresne
23.4	Consent of Andrew Turner
23.5	Consent of Gregory T. Chu, A Law Corporation (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages to this registration statement).
________________
*If applicable, to be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed on Form 6-K under the Securities Exchange Act of 1934 and incorporated herein by reference.